                                                                EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (this "Agreement") is made this 1st day of November, 1996 by and between Voice Plus, Inc., a California corporation ("Employer"), and Bradley Eickman, an individual resident of the State of California ("Employee").

                                   WITNESSETH

                  WHEREAS, pursuant to an Agreement and Plan of Merger dated as of October 25, 1996, Employer has agreed to a merger whereupon it will become a wholly owned subsidiary of NHancement Technologies inc., a Delaware corporation (the "Merger"); and

                  WHEREAS, upon consummation of the Merger, Employer desires to employ Employee and Employee agrees to be employed by Employer for the period and upon and subject to the terms herein provided.

                  THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and agreements contained herein and intending to be legally bound, Employer and Employee agree as follows:

                  1.       TERMS OF EMPLOYMENT

                           a) Term. Employer agrees to employ Employee for a
period of two (2) years commencing on the effective date of the Merger (the "Term"), and for such additional term as may be agreed to in writing by the Parties hereto, unless sooner terminated pursuant to Section 6 below.

                           b) Compensation. Employer will pay Employee a base
salary for his services during the term of his employment hereunder at an annual rate of Sixty-Five Thousand Dollars ($65,000), payable in equal monthly installments in accordance with Employer's standard practice, subject only to such payroll and withholding deductions as are required by law, and subject to the same annual incremental increase as is applicable to Employer's personnel with responsibilities similar to those of Employee ("Similar Personnel").

                           c)       Bonus and Commissions.

                                 i) Commissions. During the Term hereof,
Employer agrees to pay Employee commissions based on a negotiated Sales Personnel Compensation Plan (the "Plan"). The Plan for the first year of the Term is attached hereto as EXHIBIT A.
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                                 ii) Annual Performance Bonus. During the Term
                  hereof, Employer agrees to pay Employee an annual performance-based bonus based on Employee meeting negotiated performance targets as set forth in the Plan.

                           d) Insurance. Employer agrees to provide Employee
with health, hospitalization, life and disability insurance coverage in accordance with coverage provided or offered to Similar Personnel.

                           e) Provision of Vehicle. Employer agrees that
Employee shall be provided with a vehicle, owned or leased by Employer, for his exclusive use in connection with his employment hereunder.

                  2. OFFICE AND DUTIES. Employee shall have the title of Director of Operations and shall have responsibility, subject to the direct supervision of Employer's President, for overseeing Employer's Operations Department and ensuring the quality of customer support and the performance of installation and maintenance; it being understood that during the Term hereof, Employee's responsibilities will shift to include sales in the service-provider marketplace. Employee shall perform such other tasks, not inconsistent with his position, as may from time to time be assigned to him. Employee shall devote all of his business time, labor, skill, undivided attention and best ability to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Employer. During the term of his employment, Employee shall not directly or indirectly pursue any other business activity without Employer's prior written consent. Employee agrees that he will travel to whatever extent is reasonably necessary in the conduct of Employer's business.

                  3. REIMBURSEMENT OF EXPENSES. Upon presentation of appropriate documentation, Employee shall be entitled to be reimbursed in accordance with such procedures as Employer has heretofore or may hereafter establish, for reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder.

                  4. VACATION DURING EMPLOYMENT. Employee shall be entitled to such reasonable vacations as may be allowed by Employer in accordance with its customary practice with respect to Similar Personnel.

                  5. ADDITIONAL BENEFITS. In addition to the benefits set forth in Sections 1, 3 and 4, Employee shall be entitled to receive such fringe benefits as are generally available to Similar Personnel, but Employer shall not be required to establish or continue any such benefits or to take any action to cause Employee to be eligible for any of such benefits on a basis more favorable than that applicable to Similar Personally generally.

                  6.       TERMINATION OF EMPLOYMENT.

                           a) Notwithstanding any other provision of this
Agreement, Employee's employment may be terminated:


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                           i) By Employer for cause upon thirty (30) days'
                  notice to Employee setting forth in writing its election to terminate the Agreement and the specific reasons for termination. For purposes of this Agreement, "Cause" justifying the termination of this Agreement by Employer is defined as: (1) willful misconduct or malfeasance relative to the promotion and best interests of Employer's business; (2) willful failure or refusal to perform the services required of him hereby, or to carry out proper directions by Employer with respect to the services to be rendered by him hereunder or the manner of rendering such services, his willful misconduct in the performance of his duties hereunder; and/or (3) Employee's conviction of a crime that either results in imprisonment or involves defalcation or other activities injurious to Employer; provided, however, that Employee shall have thirty
                  (30) days from the date of such notice to cure any default pursuant to this subsection (a) other than a conviction of a crime.

                           ii) By Employer upon thirty (30) days' notice to
                  Employee if he should be prevented by illness, accident or other disability (mental or physical) from discharging his duties hereunder for one or more periods totaling six (6) months during any consecutive twelve (12) month period.

                           iii) In the event of Employee's death during the term
                  of his employment.

                           iv) By Employer for any material breach by Employee
                  of any of the terms of this Agreement, if such material breach has not been substantially cured within thirty (30) days following written notice of such breach specifying the breach relied on for such termination, and failure to cure such breach within such period or, if cure cannot reasonably be effected within such 30-day period, if Employee does not commence to cure the breach within such 30-day period and thereafter pursue such cure continuously and with due diligence, until cure has been fully effected.

                           b) Termination pursuant to subsection (a) shall
terminate all obligations of the parties hereunder except for the obligations set forth in Sections 7 and 8.

                           c) In the event of a termination, other than pursuant
to subsection (a), during the term of this Agreement, Employer's obligation to pay compensation pursuant to Section 1(b) hereunder for the duration of the Term shall continue.

                  7.       ASSIGNMENT OF INVENTIONS; WORK PRODUCT.

                           a) Employee further agrees that during his employment
he shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of Employer or concerning any of its dealings or


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
affairs otherwise than for the benefit of Employer. He further agrees that he shall not, after the termination of his employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of Employer and that immediately upon the termination of his employment he shall deliver all of the foregoing, and all copies thereof, to Employer, at its main office.

                           b) If at any time or times during his employment,
Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (i) relates to the business of Employer or, any customer of or supplier to Employer or any of the products or services being developed, manufactured or sold by Employer or which may be used in relation therewith, (ii) results from tasks assigned him by Employer or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by Employer, such Developments and the benefits thereof shall immediately become the sole and absolute property of Employer and its assigns, and Employee shall promptly disclose to Employer (or any persons designated by it) each such Development and hereby assigns any rights he may have or acquire in the Developments and benefits and/or rights resulting therefrom to Employer and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to Employer.

                           c) Upon disclosure of each Development to Employer,
Employee will, during his employment and at any time thereafter, at the request and cost of Employer, sign, execute, make and do all such deeds, documents, acts and things as Employer and its duly authorized agents may reasonably require:

                                 i) to apply for, obtain and vest in the name of
                  Employer alone (unless Employer otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                                 ii) to defend any opposition proceedings in
                  respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

                           d) In the event Employer is unable, after reasonable
effort, to secure Employee's signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of any physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Employee.

                  8.       NON-COMPETITION; CONFIDENTIALITY.

                           a) No Solicitation of Customers. Employee covenants
and agrees that he will not, directly or indirectly, until the lapse of two (2) years after his termination pursuant to Sections 1 or 6, without the prior written approval of Employer, call upon, cause to be called upon, solicit or assist in the solicitation of, any customer or potential customer of Employer for the purpose of diverting any existing or future business of such customers to a Competing Business.

                           b) No Hiring of Employees. Employee covenants and
agrees that he will not, directly or indirectly, until the lapse of two (2) years after his termination pursuant to Sections 1 or 6, without the prior written approval of Employer, employ, engage, or seek to employ or engage, directly or indirectly, any employee of Employer.

                           c) Confidentiality. Employee will not, without
Employer's prior written approval reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of Employer or of any third party which Employer is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing his duties as an employee of Employer, and he shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to Employer.

                           d) Equitable Remedies. The services to be rendered by
Employee and the information disclosed to Employee prior to and during the term hereof are of a unique and special character, and any breach of Sections 7 or 8 hereof will cause Employer immediate and irreparable injury and damage, for which monetary relief would be inadequate or difficult to quantify. Therefore, Employer will be entitled to, in addition to all other remedies available to it, injunctive relief and specific performance to prevent a breach and to secure the enforcement of all provisions of Sections 7 and 8 hereof. Injunctive relief may be granted immediately upon the commencement of any such action.

                  9. PROPERTY OF EMPLOYER. All books, documents, lists and records pertaining to Employer's business (collectively, the "Records"), whether the Records are written, typed, printed, contained on microfilm, contained on computer disc, contained in tape or are set forth in some other medium of expression, are the sole and exclusive property of Employer. Upon the termination of Employee's employment with Employer, Employee shall promptly return to


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
Employer all Records and copies thereof that are in Employee's possession or that Employee has removed from Employer's premises.

                  10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, or terminated only by a written instrument duly executed by both parties.

                  11. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

                  12. GENDER; NUMBER. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

                  13. SEVERABILITY. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provisions hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

                  14. NOTICES. All notices, requests, demands, waivers, consents, approvals, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally, sent by telegram, telex or sent by certified or registered mail or same day or overnight courier service, postage prepaid, return receipt requested, to the following addresses:

                  If to Employer, to:
                           Voice Plus, Inc.
                           39899 Balentine Drive
                           Newark, CA 94560
                           Attention: James S. Gillespie

                  With a copy to:
                           NHancement Technologies Inc.
                           1746 Cole Boulevard, Suite 265
                           Golden, CO 80401
                           Attention: Linda K. Wackwitz, General Counsel



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
                  If to Employee, to:
                           Bradley Eickman
                           1398 Linfield Drive
                           Roseville, CA 95678

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

                  15. WAIVER. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement shall not constitute a waiver of any of his/its rights hereunder.

                  16. ASSIGNMENT. Employee may not assign any of his rights or delegate any of his obligations hereunder, and such purported assignment or delegation shall be void.

                  17. SUCCESSORS AND ASSIGNS. This Agreement binds, inures to the benefit of, and is enforceable by the successors and permitted assigns of the parties and does not confer any rights on any other persons or entities, except as expressly provided herein.

                  18. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH CALIFORNIA LAW EXCEPT FOR ANY CALIFORNIA CONFLICT-OF-LAW PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                  SUBMISSION TO JURISDICTION; SERVICE; WAIVERS. WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, EACH PARTY HERETO (A) IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, AND APPELLATE COURTS THEREFROM, (B) AGREES THAT THE VENUE FOR ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVE TO AND LIMITED TO SUCH COURTS, AND (C) IRREVOCABLY WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS BY THE MAILING OF COPIES


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
OF SUCH PROCESS TO THE OTHER PARTY OR PARTIES HERETO, BY CERTIFIED OR REGISTERED MAIL AT THE ADDRESS SPECIFIED IN PARAGRAPH 12.

                  19. ATTORNEYS' FEES. In the event it becomes necessary for either party hereunder to employ an attorney to enforce or interpret the Agreement, the prevailing party, if any, shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements from the opposing party.

             [The remainder of this page intentionally left blank.]


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                  IN WITNESS WHEREOF, the parties hereto have executed this
EMPLOYMENT AGREEMENT as of the date first above written.

                                                EMPLOYER:

                                                VOICE PLUS, INC.

                                                By: /s/ James S. Gillespie
                                                   -----------------------------
                                                   James S. Gillespie, President

                                                EMPLOYEE:
                                                    /s/ Bradley Eickman
                                                   -----------------------------
                                                   Bradley Eickman



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                                VOICE PLUS, INC.

                     1996 SALES PERSONNEL COMPENSATION PLAN


        This Compensation Plan defines the basis for which Voice Plus, Inc., ("VPI") Sales Managers are paid for the sales of company products. This Plan is effective for a period of twelve months commencing on your start date. It is the SOLE plan for the payment of salaries, commissions and bonuses to all Sales Personnel.

        The Compensation Agreement between VPI and each VPI Salesperson consists of the terms of this Plan and the terms stated in that salesperson's completed and executed "Salesperson and Territory Compensation Schedule", which form is attached hereto as Appendix A.

I.      DEFINITIONS

        a. "Total Order Value" is the dollar amount of a system sale as indicated on a valid, signed purchase order or purchase agreement accepted by VPI.

        b. The "Net Order Value" is the Total Order Value minus the following items or changes on which commissions are not receivable.

                1.      Message Waiting Light Devices;
                2.      Discounted Installation charges;
                3.      Transportation and packing charges;
                4.      Any and all taxes charged on the sale; and
                5.      Trade-In Credit
                6.      Literature, User Guides, etc.

        c. A "Sale" is deemed to occur only upon completion of all of the following:

                1. VPI's receipt of a valid purchase order or signed purchase agreement;
                2.      VPI's formal booking of the order;
                3.      Shipment of the order;
                4.      Signed Acceptance of Equipment by Purchaser; and
                5.      Receipt of payment from customer.

                A sale is deemed to be "In Process" during the period that some, but not all, of the foregoing events have been completed.

II.     TERRITORY AND ACCOUNTS

        a. The Salesperson will cover the territory and vertical accounts assigned by the President of VPI, as set forth in Appendix A. The President, may, in his sole discretion, make changes in assignments. All assignments and changes will be in writing.

        b. The Salesperson is specifically prohibited from selling to the following accounts or classes of accounts, unless otherwise authorized in writing by the President:

                1. Any firm or individual whom the Salesperson knows, or has reason to know or otherwise suspect, is purchasing any part of the system for delivery outside the continental United States.

                2. Any firm outside the assigned sales territory or vertical market, unless specifically authorized in writing by the President or Sales Management.

III.    COMPENSATION

        a.      Base Salary

                The amount of base salary, if any, payable to Sales Manager, is stated on Appendix A.

        b.      Commissions

                Sales Manager entitled to commissions at the rates stated in Appendix A based on the Net Order Value of all Sales by the Sales Manager. A commission is not earned until completion of the Sale, as defined herein. The Commission which the Sales Manager would otherwise have earned on a Sale which is not completed within 60 days of the invoice date may be modified or forfeited.

        c.      Payment

                Commissions will be paid in the middle of month pay cycle of the month following completion of a Sale. Base Salary, if any, will be paid in our regular payroll cycle.

                VPI reserves the right to amend this Section III at any time, by written notice, receipt of which shall be acknowledged by all sales personnel.

IV.     SALE CANCELLATIONS

        Upon cancellation of a Sale on which commission and/or bonus has previously been paid, the commission and bonus paid the Sales Manager will be debited against subsequent commissions and bonuses earned by that Sales Manager until fully liquidated.

V.      INTER-TERRITORIAL SALES

        At the time it becomes known that a sales effort is being made which, if successful, will result in delivery and installation in another territory, the Sales Manager must immediately notify the President, who will make a determination regarding the appropriate commission/bonus split between or among the Salespersons, if applicable. Such determination will be based on an equitable division of revenue value according to the degree of involvement in the Sale by each of the affected parties. The normal division will be forty percent (40%) to the Salesperson from the installing region and sixty percent (60%) to the Salesperson from the selling region.

        The total amount of commission/bonus paid to one or more salespersons will not exceed the amount that would have been normally paid to a single salesperson.

VI.     RESIGNATION OR TERMINATION

        Upon termination of employment with VPI, whether voluntary or involuntary, commissions earned and payable to the Sales Manager under the Plan will be paid. With respect to Sales In Process at the time of termination, employee will be paid a portion of the Commission he/she would have otherwise been entitled, allocated according to the proportion of work completed, which allocation is to be determined in the sole discretion of the President of VPI and such commissions will be paid immediately upon completion of the Sale. The following schedule defines the value associated with each step of the Sale in Progress. Payment to a terminated Sales Manager will follow this schedule:

                            Booked              30%
                            Shipped             20%
                            Cutover             20%
                            Accepted & Paid     30%    /s/
                                                       _______
                                                       Initial

        Upon termination of employment the Sales Manager shall promptly return to the Company all Company property, cash advances, correspondence, customer files, and other papers and materials in his possession which relate to the business of the Company.

VII.    GENERAL PROVISIONS

        a.      Taxes

                All earnings, whether salary, car allowance, commission or bonus, will be subject to applicable withholding of federal, state, and local taxes.


        b.      Benefits

                The Sales Manager is eligible for the standard VPI Benefits Package for exempt personnel in effect during the term of Sales Manager's employment.

        c.      Acknowledgement

                Two copies of this Plan and of the completed Sales Manager Territory Compensation Schedule in the form of Appendix A, shall be forwarded to each participant. The Sales Manager shall sign one copy of the complete Appendix A and the acknowledgement of receipt and acceptance at the end of the Plan, and return these to the Company.

        d.      Customer Agreement

                The Sales Manager is not authorized and hereby agrees not to alter or amend in any way a contract or agreement between the Company and a customer, either before or after execution of said documents.

        e.      Payments to Customer or Customer Representatives

                The Sales Manager shall not pay, assign, or give any part of the commission or any other money, property or thing of value to any agent, customer or representative of the customer or any other person as an inducement or reward for assistance in making a Sale. Gifts and entertainment above nominal value shall not be given to a customer, agent or representative except in accordance with the Company's written policy.

VII.    AMENDMENT OF PLAN

        This Plan may be amended as VPI, in its sole judgement, considers modifications to be necessary or desirable. However, no modification will reduce any commission or bonus which has been previously earned by a Salesperson under this Plan, nor shall any modified plan be retroactive. The Salesperson will be advised of any amendment in writing.

IX.     AUTHORITY OF SALES PERSONNEL

        The Sales Manager is not authorized to sign binding agreements of any kind on behalf of VPI.

X.      VIOLATION OF PROVISIONS OF THE PLAN

        Violation of any of the provisions of this Plan may, in VPI's discretion, be grounds for termination of employment.

ATTACHMENT: APPENDIX A, Territory and Compensation Schedule


                                ACKNOWLEDGEMENT

I acknowledge receipt of a copy of the VPI 1996 Sales Manager's Compensation Plan, together with a completed Appendix A, Territory and Compensation Schedule, which jointly define the terms of my compensation agreement with the Company and agree to abide by all its terms.

BY: /s/                                DATE: 12-9-96
    ------------------------                 -------

                                   APPENDIX A

              VOICE PLUS, INC. TERRITORY AND COMPENSATION SCHEDULE


Salesperson:

Territory:              U.S. with focus on service provider market

Quarterly Quota:        $

Yearly Quota:           $

Base Salary:            $

Auto:                   Allowance: N/A   Expense Report: at $0.28/mile

Medical Benefits:       Standard:   Accept _____   Reject _____

Expenses:               Reasonable business related expenses will be reimbursed
                        upon approval of manager.

                            ADDITIONAL BONUS PROGRAM

Mr. Brown will be paid a $100,000 bonus, payable in 24 equal installments commencing the first pay cycle after employment.


                                  COMMISSIONS

New Systems & Parts

6%      Of Sale at 100% of Retail Pricing (Retail is 2x + Installation)

4%      Of Sale at 99-90% of Retail

3%      Of Sale at 89-85% of Retail

7%      Of GM less than 85% of Retail

6%-8%   Of GM for severely discounted sales.

Reconditioned Equipment & Parts

6%      Of Sale


Rentals

8%      Of monthly base rental fee, paid monthly


Maintenance

10%     Of paid maintenance fee for a new VPI customer.


Service

6% If over $2,500 and submitted to order processing as a scheduled event. Requests made during the Operations Dept. are excluded.

Other

Health Plan                             Available, with employee contribution
401K Plan                               Available
Long Term Disability, Life Insurance    Available

Note:   Discounted Service is not commissionable.


By: /s/                                Date: 12-9-96
    ______________________________           _______________